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                                                                      EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Proteo, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Birge Bargmann, Chief Executive Officer and Chief Financial Officer, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to her knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:    November 14, 2005
         -----------------

/s/ Birge Bargmann
---------------------------
Birge Bargmann
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO PROTEO, INC. AND SUBSIDIARY AND WILL BE RETAINED BY PROTEO, INC. AND SUBSIDIARY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.